Exhibit 3(i)
ID#1648600
#437357                                                         File #11620C


North Dakota Cooperative Association   Fee: $20.00

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          MINN-DAK FARMERS COOPERATIVE


         Pursuant to the provisions of Chapter 10-15 of the North Dakota Century Code, the undersigned Association adopts the following Articles of Amendment to its Articles of Incorporation:

         ARTICLE 1. The name of the cooperative association is Minn-Dak Farmers Cooperative.

         ARTICLE 2. The following amendment of the Articles of Incorporation was adopted by the members of the cooperative on December 5, 1995 in the manner prescribed by Chapter 10-15, North Dakota Century Code:

                  ARTICLE 5. The number and par value of each authorized class of stock are as follows:

                  The capital stock of the association shall consist of 300,600 shares divided into
                  a) 600 shares of common voting membership stock of a par value of $250.00 per share.
                  b) 100,000 shares of Class A non-voting non-dividend bearing preferred stock of a par value of $105.00 per share.
                  c) 100,000 shares of Class B non-voting non-dividend bearing preferred stock of a par value of $75.00 per share.
                  d) 100,000 shares of Class C non-voting non-dividend bearing preferred stock of a par value of $76.00 per share.

         ARTICLE 3. The total number of membership shares of the cooperative outstanding at the time of such adoption was three hundred forty-eight (348) and the number of membership shares entitled to vote thereon was three hundred forty-eight (348).

         ARTICLE 4. The designation and number of outstanding shares of each class entitled to vote thereon as a class are as follows: three hundred forty-eight (348) shares of common stock, each share entitled to one (1) vote were outstanding at the time of adoption.

         ARTICLE 5. The number of shares voting for such amendment was one hundred thirty-eight (138); and the number of shares voting against such amendment was None.

         Dated this 6th day of December, 1995.


                                                    MINN-DAK FARMERS COOPERATIVE


                                                    By  /s/ Victor Krabbenhoft
                                                        -----------------------
                                                              Chairman


                                                    and /s/ Paul Summer
                                                        -----------------------
                                                              Secretary



                                  VERIFICATION

 Paul Summer, being first duly sworn says that he is the Secretary of the Board of Directors of Minn-Dak Farmers Cooperative and that he has read the foregoing application and knows the contents thereof, and verily believes the statements made therein to be true.



                                               /s/ Paul Summer
                                               ---------------------------------

Subscribed and sworn to before me this 6th day of December, 1995.




                                                /s/ Simone M. Sandberg
                                                --------------------------------
                                                Simone M. Sandberg,Notary Public
                                                Richland County, North Dakota
                                                My Commission Exp: 8/31/1997



Certificate No._____________________
Filing Date__12/28_________ 1995
/s/ Alvin A. Jaeger   By_________
    Secretary of State